UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 23, 2008

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Changes to Registrant’s Benefit and Compensation Plans and Agreements

On January 23, 2008, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved amendments changing the definition of “Change in Control” appearing in each of the following plans and agreements (the “Amendments”):

•	H.B. Fuller Company Key Employee Deferred Compensation Plan (2005 Amendment and Restatement)

•	H.B. Fuller Company 2003 Directors’ Deferred Compensation Plan

•	Form of Change in Control Agreement between H.B. Fuller Company and each of its executive officers

Previously, each of these plans and agreements defined a “Change in Control” to include the public announcement that any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner of securities of the Company representing 15% or more of the voting power of the Company then outstanding. The Amendments amended the definition of “Change in Control” in each of these plans and agreements by increasing the triggering threshold from 15% of the voting power of the Company then outstanding to 30% of the voting power of the Company then outstanding.

Item 8.01.	Other Events.

On January 24, 2008, the Company announced that its Board of Directors authorized a share repurchase program of up to $200 million of the Company’s outstanding common shares and declared a regular cash dividend of $0.0645 per share of common stock. The Company issued a press release announcing this repurchase program and the cash dividend, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 8.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing pursuant to any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated January 24, 2008, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: January 25, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 24, 2008, issued by H.B. Fuller Company